Exhibit 10.2
FIRST AMENDMENT TO THE
TERAWULF 2021 OMNIBUS INCENTIVE PLAN
The TeraWulf 2021 Omnibus Incentive Plan (the “Plan”) of TeraWulf Inc., a Delaware corporation (together with its Subsidiaries, whether existing or thereafter acquired or formed, and any and all successor entities, the “Company”), is hereby amended, effective as of May 5, 2025, as follows:
1.    Amendment to Sections 5(b) and 5(c) of the Plan. Section 5(b) of the Plan is hereby amended and restated in its entirety to read as follows:
“Available Shares. Subject to Section 11 of the Plan and subsection (e) below, the maximum number of Shares available for issuance under the Plan shall not exceed 54,096,290 (the “Share Pool”) on a fully diluted basis assuming that all shares available for issuance under the Plan are issued and outstanding.”
Section 5(c) of the Plan is hereby amended and restated in its entirety to read as follows:
“Incentive Stock Options Limit. The maximum number of Shares that may be delivered pursuant to the exercise of Incentive Stock Options granted under the Plan shall not exceed 13,524,073.”
2.    Effectiveness. In accordance with Section 14(a) of the Plan, the effectiveness of this Amendment to the Plan is subject to the approval of the Company’s stockholders at the Company’s 2025 annual general meeting of stockholders. For the avoidance of doubt, if stockholder approval is not obtained, this Amendment shall be void ab initio and of no force and effect.
3.    Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.
4.    Effect on the Plan. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Plan not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Plan are and shall remain in full force and effect and are hereby ratified and confirmed. On and after the Effective Date, each reference in the Plan to “this Plan”, “herein”, “hereof”, “hereunder” or words of similar import shall mean and be a reference to the Plan as amended hereby. To the extent that a provision of this Amendment conflicts with or differs from a provision of the Plan, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

IN WITNESS WHEREOF, the undersigned, being authorized by the Board of Directors of the Company (the “Board”) to execute this Amendment, as evidenced by the approval and adoption of this Amendment by the Board, has executed this Amendment as of the date first written above.

TeraWulf Inc.

By:	/s/ Paul B. Prager
Name: Paul B. Prager
Title: Chairman & Chief Executive Officer
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